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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm included in or made a part of this Registration Statement and the incorporation by reference in this Registration Statement of Rental Service Corporation for the registration of 552,000 shares of its common stock of our report dated April 26, 1997 with respect to the financial statements of Brute Equipment Co. as of December 31, 1995 and 1996 and for each of the years then ended, included in the Registration Statement
(Form S-1 No. 333-26753) and related Prospectus of Rental Service Corporation for the registration of 5,520,000 shares of its common stock.

                                          /s/ McGLADREY & PULLEN, LLP

Moline, Illinois
May 29, 1997